[LETTERHEAD OF PIERCE ATWOOD]
November 12, 1996

American Skiing Company
P.O. Box 450
Bethel, ME 04217

Re:  Registration Statement on Form S-4
-- File No. 333-9763

Ladies and Gentlemen:

     We have acted as counsel to
American Skiing Company in connection
with the issuance of the New Notes and
New Subordinated Notes by American
Skiing Company, and the Subsidiary
Guarantees and Subordinated Note
Subsidiary Guarantees of such
obligations by certain of the Guarantors
(as those terms are defined in the
Prospectus).  In that capacity, we
render the following opinion as to the
material anticipated federal income tax
consequences of the Exchange Offers (as
that term is defined in the Prospectus).

     The following opinion is based upon
the provisions of the Internal Revenue
Code of 1986, as amended (the "Code"),
the final, temporary and proposed
regulations promulgated thereunder, and
administrative rulings and judicial
decisions now in effect, all of which
are subject to change (possibly with
retroactive effect) or different
interpretations.  Holders should note
that our opinion is not binding on the
Internal Revenue Service (the "Service") and there can be no assurance that the Service will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by the Company from the Service on any tax matters relating to the New Notes or the New Subordinated
Notes.  This opinion is not intended to
be applicable to all categories of
investors, some of which, such as
dealers in securities, banks, insurance
companies, tax-exempt organizations and
foreign persons, may be subject to
special rules.  All holders of Notes
and/or Subordinated Notes are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of exchanging Old Notes for New Notes and/or Old Subordinated
Notes for New Subordinated Notes.

     In the capacity set forth above and
subject to the foregoing limitations and restrictions, it is our opinion that the exchange of the New Notes for the Old
Notes and the exchange of the New
Subordinated Notes for the Old
Subordinated Notes pursuant to the
Exchange Offers should not give rise to
taxable income to the respective Holders thereof for federal income tax purposes.

               PIERCE ATWOOD


               By: /S/ PIERCE ATWOOD
               Its Partner